Exhibit 10.15
Execution Copy
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR A COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.
EASTERN WELL HOLDINGS LIMITED
June 24, 2009
WARRANT NO. 2 TO PURCHASE
SERIES A PREFERRED SHARES
     This Warrant is issued to China Environment Fund III, L.P.(the “Holder”) by EASTERN WELL HOLDINGS LIMITED, a Hong Kong company (the “Company”), in connection with the purchase by the Holder of Series A Preferred Shares, par value US$0.001 per share (“Preferred Shares”), of the Company pursuant to the Series A Preferred Share Purchase Agreement, dated as of June 18, 2009 (as may be amended from time to time, the “Purchase Agreement”), by and among the Holder, the Company and the other parties thereto. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. All accounting terms not otherwise defined herein have the meanings assigned under IFRS.
     1. Purchase During Exercise Period. Subject to the terms and conditions set forth in this Warrant, the Holder shall be entitled, at any time during the Exercise Period, to purchase from the Company, at a price of US$0.001 per share (the “Exercise Price”), a number of fully paid Preferred Shares equal to the “Adjustment Number” (as defined below). The Adjustment Number shall be the number of Preferred Shares, if issued to the Holder, would result in the Percentage Interest immediately before the publication of 2010 Fiscal Year Revenue having a 2% increment.
     2. Termination. Subject to Section 4(c), the Exercise Period shall not commence, and the rights under this Warrant shall terminate and shall not be exercisable, if it is determined in accordance with Section hereof that the 2010 Fiscal Year Revenue, compared to the 2009 Fiscal Year Revenue, has a 25% or more increment.
     3. Determination of Revenue.
     (a) Revenue. Simultaneously with the delivery of the financial statements for the 2009 Fiscal Year and/or 2010 Fiscal Year pursuant to Section 8.1 of the Shareholders Agreement, but in any event within 60 days after the end of the 2009 Fiscal Year and/or 2010 Fiscal Year of the Company, the Company shall deliver to the Holder, together with such financial statements, (i) an audited statement of profits and losses for the 2009 Fiscal

Year and/or the 2010 Fiscal Year respectively, audited by the accounting firm agreed by the Company and the Holder, prepared in accordance with the IFRS, and (ii) a statement of Revenue and cost breakdown by project for the 2009 Fiscal Year and/or the 2010 Fiscal Year issued by the Company and confirmed by the accounting firm in writing, setting forth in reasonable detail the calculation of 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue respectively; provided, that if the Company fails to deliver such financial statements, statement of profits and losses, or such certificate within 60 days after the end of the 2009 Fiscal Year and/or the 2010 Fiscal Year, the increment of 2010 Fiscal Year Revenue, compared to the 2009 Fiscal Year Revenue, will be conclusively deemed lower than 25%, and the Exercise Period will commence on the business day next following such 60th day. The Holder shall have the right to object to the determination of the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue in accordance with Section 3(b) below.
     (b) Objection Procedure
     (i) Unless the Holder gives written notice to the Company of its objection (an “Objection”) to the Company’s calculation of the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue within 30 days following its receipt of the financial statements and accompanying chief financial officer’s certificate, the Company’s calculation shall be final and binding upon the parties for purposes of this Warrant. If the Holder waives in writing its right to deliver an Objection with respect to any such determination, the applicable determination shall be final and binding upon the parties as of the date of delivery of such waiver. Any Objection shall specify in reasonable detail the nature of any disagreement so asserted. Upon request of the Holder, the Company shall promptly provide a representative of the Holder such access to the books and records of the Company and its Subsidiaries as are reasonably necessary to confirm the Company’s calculation of the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue and the Holder agrees to maintain any such information in strict confidence (except for such disclosure to advisors or otherwise as appropriate in connection with the proceedings referred to below in clause (ii)). During the 15-day period following the delivery of an Objection, the Company and the Holder shall attempt in good faith to resolve any differences which they may have with respect to any matter specified in the Objection.
     (ii) If at the end of such 15-day period, the Company and the Holder shall have failed to reach written agreement with respect to all matters specified in any Objection, any matter that remains in dispute shall promptly be submitted to an independent accounting firm of internationally recognized standing (the “Accountant”) designated by the Company and the Holder within ten days after the expiration of such 15-day period, or, if they cannot agree on an accounting firm, such dispute shall be promptly referred to the HKIAC and an independent accounting firm of internationally recognized standing shall be appointed thereby. The Accountant shall consider only the matters specified in the Objection. The Accountant shall act promptly to resolve all matters specified in the Objection, and shall give its decision within 30 days after the referral of the matter to it.

Upon resolution by the Accountant of all matters specified in the Objection, the Accountant shall determine the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue and/or whether the increment of 2010 Fiscal Year Revenue, compared to the 2009 Fiscal Year Revenue, is lower than 25%, as applicable, on the basis of the matters it has resolved. The Accountant’s decisions and determinations with respect to all matters specified in the Objection and its determination as to the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue shall be final and binding upon the Company and the Holder. The costs and expenses of the Accountant shall be borne equally by the Company, on the one hand, and the Holder, on the other hand.
     4. Covenants.
     Without limiting any other covenant of the Company to operate its business in the ordinary course of business consistent with past practice, under the Purchase Agreement, the Memorandum and Articles of Association of the Company, and the Shareholders Agreement:
     (a) the Company shall not change any method of accounting or accounting practice or policy, other than (i) pursuant to guidance provided by any applicable regulatory authority, with the Holder’s consent, or (ii) as recommended by the Company’s independent auditors, with the Holder’s consent, which consent shall not be unreasonably withheld; and
     (b) the Company shall not (i) directly or indirectly change the allocation of items of revenue, income and/or gain between, or the principles applied to allocate items of revenue, income and/or gain in, EMC related profits on the one hand, and other items of income or gain on the other hand, or (ii) otherwise artificially affect the Adjusted Post Money Valuation.
     (c) If there is any change to any Accounting Rules prior to an IPO of the Company, the Company shall employ the adjusted Accounting Rules to re-calculate the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue and deliver the re-calculated the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue to the Holder within 60 days after such change. The 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue can be re-calculated from time to time prior to the IPO of the Company, due to change of the Accounting Rules. Determination of the re-calculated the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue shall be in accordance with Section 3 of this Warrant.
     (d) If the 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue are adjusted prior to the IPO, and if, accordingly, the Holder is not entitled to exercise this Warrant, any and all Preferred Shares that have been subscribed by the Holder by exercising this Warrant shall be redeemed by the Company with the Exercise Price, or shall be cancelled pursuant to applicable Laws in a way satisfactory to the Holder.
     5. Definitions. As used herein, the following terms shall have the following meanings:

     (a) “Normal Business” means heat pump related sales contracts, EPC, EMC and other heat pump related businesses.
     (b) “Revenue” means the audited consolidated revenue generated from the Normal Business only.
     (c) “Exercise Period” means the period beginning on the date (if any) that it is determined in accordance with Section 3 hereof that the increment of 2010 Fiscal Year Revenue, compared to the 2009 Fiscal Year Revenue, is lower than 25% and ending at 5:00 p.m., Beijing time on the tenth anniversary of the date hereof, or if such date is not a Business Day, then 5:00 p.m., Beijing time on the following Business Day, or ending at the tenth anniversary of the date of publication of the final re-calculated 2009 Fiscal Year Revenue and/or 2010 Fiscal Year Revenue in accordance with Section 4(c) hereof, whichever is longer.
     (d) “Fiscal Year” means, with respect to each year, the one-year period ending on December 31 of such year.
     (e) “Accounting Rules” means the accounting policies and critical accounting estimates and assumptions (including without limitation, those descriptions under Note 3 from Page 10 to Page 23 and Note 5 from Page 24 to Page 25 in the report attached as Exhibit C hereto) employed by PricewaterhouseCoopers in connection with preparation of the Company’s consolidated 2008 audit report.
     (f) “IPO” means the first firmly underwritten registered public offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by a Governmental Authority in a jurisdiction.
     (g) “Percentage Interest” of the Holder means, as of the date of publication of 2010 Fiscal Year Revenue, the quotient, expressed as a percentage, obtained by dividing (i) the number of Ordinary Shares then owned by the Holder on an as-converted basis (giving effect to the conversion and exchange of all securities or rights of the Holder that are convertible or exchangeable into Ordinary Shares, including the Shares implied by ESOP but excluding the Shares issued upon exercise of the Warrants) by (ii) the number of Ordinary Shares then outstanding on an as-converted basis (giving effect to the conversion and exchange of all securities or rights that are convertible or exchangeable into Ordinary Shares, including the Shares implied by ESOP but excluding the Shares issued upon exercise of the Warrants).
     (h) “EMC” means energy management contracts projects, which are central heating and cooling refurbishment and replacements for existing buildings and installation projects for new buildings. In the EMC, the Company (including the PRC Companies) designs, manufactures and installs ground-source heat pump (“GSHP”) systems under long-term (which shall be no less than 10) service contracts, which have an annual energy management fee, to large scale commercial businesses, such as hotels and supermarkets. The Company (including the PRC Companies) will retain the title to various GSHP related equipment and facilities until expiration of term under a service contract. For avoidance of confusion, EMC shall include, but not limited to, the long term service contracts described in the report attached as Exhibit C hereto. China Environment Fund III, L.P. shall reserve the right to determine whether a contract constitutes an EMC. However, such determination shall not be made in conflict with the provisions hereof.
     (i) “EPC” means engineering-procurement construction projects. In the EPC, the Company (including the PRC Companies) designs and installs central heating/cooling/hot water system using its GSHP technology on a single project basis, charging an upfront fee to large scale commercial customers, including large office buildings, industrial parks, and financial centres. By the completion of the project, customers must settle the payment to and assume ownership of the system from the Company.
     6. Methods of Exercise.
     During the Exercise Period, the Holder may exercise, in whole or in part, the purchase rights pursuant to this Warrant by either of the following methods:
     (a) Cash Exercise. The Holder may exercise by delivering a notice of exercise, in the form attached as Exhibit A hereto (a “Notice of Exercise”) to the Company at its principal office and paying to the Company an amount (i) in cash (by check or wire transfer of immediately available funds), (ii) by cancellation of indebtedness of the Company owed to the Holder, or (iii) by a combination of (i) and (ii), equal to the aggregate Exercise Price for the number of Preferred Shares being purchased by such Holder.
     (b) Net Exercise. Alternatively, the Holder may exercise by:
     (i) delivering a Notice of Exercise to the Company at its principal offices; and
     (ii) receiving such lesser number of Preferred Shares calculated in accordance with the formula below representing the satisfaction of the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Preferred Shares being purchased.
In the event a Holder chooses to exercise the purchase rights pursuant to this Warrant in accordance with this Section 6(b) (a “Net Exercise”), the Company shall issue to such Holder a number of Preferred Shares computed using the following formula:
X = [Y * (A-B)]/A
     where:
     X = the number of Preferred Shares to be issued to the Holder

Y = the number of Preferred Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of Preferred Shares for which this Warrant is being exercised (at the date of such calculation)
A = the fair market value of one Preferred Share (at the date of such calculation)
B = the Exercise Price (as adjusted to the date of such calculation).
For purposes of this Section 6(b), the fair market value of a Preferred Share shall be the average of the closing prices of the Preferred Shares (or a number of Ordinary Shares into which the Preferred Shares are convertible) quoted (i) in the over-the-counter market in which the Preferred Shares (or Ordinary Shares) are traded, or (ii) on any exchange or electronic securities market on which the Preferred Shares (or Ordinary Shares) are listed for trading, as applicable, for the 30 trading days prior to the date of determination of fair market value (or such shorter period of time during which such Preferred Shares (or Ordinary Shares) were traded over-the-counter or on such exchange). If the Preferred Shares (or Ordinary Shares) are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value of a Preferred Share shall be determined by dividing:
     (i) the cash price at which a willing seller would sell and a willing buyer would buy all of the issued and outstanding Preferred Shares in a transaction negotiated at arm’s length by unaffiliated third parties, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion or time constraints, by
     (ii) the number of then issued and outstanding Preferred Shares.
In the case of any determination of the fair market value of the Preferred Shares pursuant to this Section 6(b), fair market value shall not include any discount (i) by reason of such Preferred Shares representing a minority interest, or (ii) to reflect the fact that such Preferred Shares are illiquid and subject to the restrictions on transfer set forth in this Warrant and the Shareholders Agreement.
If the Company and the Holder cannot agree on the fair market value of a Preferred Share within 30 days after the date upon which the Holder delivers a Notice of Exercise to the Company at its principal offices (the “Negotiation Period”), the valuation shall be made by an appraiser of internationally recognized standing designated jointly by the Company and the Holder within ten days after the expiration of the Negotiation Period or, if they cannot so agree on an appraiser, such dispute shall be promptly referred to the HKIAC and an appraiser of nationally recognized standing shall be appointed thereby. The valuation shall be made by such appraiser within 20 days of its designation by the HKIAC. Any valuation made by an appraiser under this Section 6(b) shall be determinative of such value and binding upon the Company and the Holder. The cost of such valuation shall be borne equally by the Company and the Holder, but each party shall bear its own legal expenses, if any, incurred in connection therewith.
     (c) Partial Exercise. This Warrant may be exercised for less than the full number of Preferred Shares, in which case the number of Preferred Shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced.
     7. Certificates for Preferred Shares. Upon the exercise of any of the purchase rights pursuant to this Warrant, one or more certificates for the number of Preferred Shares so issued shall be issued and delivered by the Company to the Holder as soon as practicable thereafter, and in any event within ten days of the delivery by the Holder to the Company of the Notice of Exercise. The date of delivery of such certificates is referred to herein as the “Delivery Date.”
     8. Dividend, Subdivision, Combination, Reclassification, Reorganization, Consolidation, Merger or Sale of Assets. The number of and kind of securities that may be issued pursuant to this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
     (a) In case of any reclassification, capital reorganization, or change in the shares of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company to another corporation pursuant to which the holders of Preferred Shares shall be entitled to receive shares, securities, cash or other property with respect to or in exchange for Preferred Shares, then, as a condition to such reclassification, reorganization, change, consolidation, merger or sale, the Company shall make appropriate provision so that the Holder (or its permitted transferees) shall have the right at any time prior to the expiration of the Exercise Period to acquire, at a total per-share price equal to that payable pursuant to this Warrant, the kind and amount of shares, securities, cash or other property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of Preferred Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares, securities, cash or other property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Preferred Share payable hereunder, provided that the aggregate purchase price shall remain the same.
     The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets in such sale shall assume, by written instrument mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares, securities, cash or other property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Preferred Shares, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive pursuant to this Warrant either the stock, securities, cash or other property then issuable with respect to the Preferred Shares or the stock, securities, cash or other property, or the equivalent, issued to holders of Preferred Shares in accordance with such offer.
     (b) If the Company shall, at any time or from time to time, (i) declare a dividend on the Preferred Shares payable in shares of its capital stock (including Preferred Shares), (ii) subdivide the outstanding Preferred Shares, (iii) combine the outstanding Preferred Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Exercise Price shall again be adjusted to be the Exercise Price in effect immediately prior to such record date.
     (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall provide the Holder with not less than 20 days’ prior written notice of the date on which the event requiring such adjustment is to take place and information, reasonably detailed, regarding the pertinent facts of such event, as well as the calculation of the adjusted Exercise Price and the adjusted number of Preferred Shares or securities, cash or other property thereafter purchasable upon exercise of this Warrant.
     (d) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 8 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 8, except in the case of a combination of shares of a type contemplated in Section 8(a), and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 8(a).
     (e) Officer’s Statement as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in this Section 8, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the chief financial officer of the Company (or an officer holding a comparable position), showing in reasonable detail the facts requiring such adjustment and the Exercise Price that will be effective after such adjustment.
     9. No Dilution or Impairment. The Company will not, by amendment of its Memorandum and Articles of Association, or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares receivable pursuant to this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid shares pursuant to this Warrant.
     10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
     11. Representations, Warranties and Covenants of the Company
     (a) Corporate Actions. The Company represents and warrants to the Holder that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of this Warrant have been taken.
     (b) Issuance of Shares. The Company covenants that the Preferred Shares (and the Ordinary Shares issuable upon exercise thereof), when issued pursuant to this Warrant, will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes and Liens with respect thereto or the issuance thereof.
     (c) Covenants as to Exercise of Warrant. The Company covenants that the Company will at all times during the Exercise Period, have authorized a sufficient number of Preferred Shares (and Ordinary Shares issuable upon exercise thereof) to provide for the exercise of the rights pursuant to this Warrant. If at any time during the Exercise Period the number of authorized but unissued Preferred Shares shall not be sufficient to permit exercise of the rights pursuant to this Warrant, or the number of authorized but unissued Ordinary Shares shall not be sufficient to permit the conversion of the Preferred Shares issuable upon exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Preferred Shares (or Ordinary Shares) as shall be sufficient for such purposes.
     (d) Legal Opinion. Upon the issuance of the Preferred Shares pursuant to this Warrant, the Company shall deliver to the Holder receiving such Preferred Shares an opinion of Hong Kong counsel to the Company, addressed to the Holder, in form and substance reasonably satisfactory to the Holder, and including an opinion as to the Company’s compliance with Section 11(b) hereof.
     12. Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved in the Company’s authorized but unissued shares for issuance and delivery upon exercise of this Warrant such number of Preferred Shares (or other securities of the Company as are from time to time issuable upon exercise of this Warrant) and Ordinary Shares for issuance on conversion of such Preferred Shares, including, amending its Memorandum and Articles of Association or other constitutional documents from time to time to increase its authorized shares as necessary. All such shares shall be duly authorized, and when issued by way of registration in the name of the Holder in the Company’s register of members upon such exercise in accordance with the terms herein, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive and similar rights (“Encumbrances”), except such Encumbrances arising under law or under the Shareholders Agreement. The Holder acknowledges that “reserve,” “reservation” or similar words may have no technical meaning under the laws of Hong Kong. For purposes only of this Warrant, “reserve”, “reservation” and similar words shall mean that the Board of Directors of the Company have approved and authorized an intent by the Company to refrain from issuing a number of Preferred Shares sufficient to satisfy the exercise rights of the Holder of this Warrant (including Ordinary Shares issuable upon conversion of such Series A Preferred Shares) such that such Preferred Shares (and the Ordinary Shares issuable upon conversion thereof) will remain in the authorized but unissued shares of the Company until, as applicable, this Warrant is exercised in accordance with its terms or the Preferred Shares issued upon exercise of this Warrant are converted into Ordinary Shares in accordance with the terms thereof.
     13. Restrictive Legend. The Preferred Share certificates shall be stamped or imprinted with a legend in substantially the following form (unless registered under the Act or if the Holder delivers to the Company an opinion of counsel (who may be an employee of the Holder) reasonably satisfactory in form and substance to the Company, that the Preferred Shares do not require registration under the Act or any applicable state securities laws):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A

COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE OFFERING OF THESE SECURITIES HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE SECURITIES ADMINISTRATOR.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF JUNE 24, 2009, AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SAID SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.
Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder (who may be an employee of the Holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Act.
     14. Warrant and Shares Transferable
     (a) Subject to compliance with the terms and conditions of the Shareholders Agreement and this Section 14, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Preferred Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Preferred Shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any U.S. federal or state or Hong Kong securities law then in effect) of this Warrant or the Preferred Shares and indicating whether or not under the Act certificates for this Warrant or the Preferred Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Preferred Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 14 that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Preferred Shares transferred in accordance with this Section 14 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
     (b) Notwithstanding anything to the contrary contained herein, the Holder may, at any time and from time to time, transfer this Warrant or any Preferred Shares acquired pursuant to the exercise of this Warrant and all rights hereunder and thereunder, in whole or in part, without charge to the Holder (except for transfer taxes) to any of the Holder’s shareholders, partners or members by way of distribution or dividend, or to one or more of the Holder’s Affiliates, so long as any such Affiliate is controlled exclusively by the entity making such transfer. Any such transfer shall solely require that the Holder give written notice thereof to the Company; for greater certainty, none of the terms and conditions set forth in Section 14(a) shall be applicable to any transfer governed by this Section 14(b).
     15. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Preferred Shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Preferred Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
     16. Notices. Any notice required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Warrant (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties given in accordance with this Section 16). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day on which it is properly addressed and sent through a transmitting organization with a reasonable confirmation of delivery.

     17. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     18. Subdivision of Rights. This Warrant (as well as any new warrants issued pursuant to the provisions of this Section 18) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Preferred Shares which may be subscribed for and purchased hereunder.
     19. “Market Stand-Off” Agreement. The Holder hereby agrees that, during the period of time specified by the Company and an underwriter of Preferred Shares or other securities of the Company, following the effective date of (i) a registration statement of the Company filed under the Act, or (ii) a comparable offering document filed under the applicable laws and regulations of any foreign governmental authority, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Preferred Shares (or Ordinary Shares issued upon conversion thereof) included in such registration or offering; provided, however, that:
     (a) all officers and directors of the Company, and each Person who holds one percent (1%) or more of the Company’s outstanding shares, enter into similar agreements;
     (b) such market stand-off time period shall not exceed 90 days; and
     (c) the foregoing agreement shall not prohibit privately negotiated transfers of Preferred Shares among the Holder and its Affiliates.
The Holder agrees to provide to the underwriters of any public offering such further agreements as such underwriters may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 19. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by the Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.
Notwithstanding the foregoing, the obligations described in this Section 19 shall not apply to (i) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, (ii) a registration relating solely to a transaction under Rule 145 of the Act, or (iii) any offering which would the equivalent of clause (i) or (ii) under the applicable laws and regulations of any foreign governmental authority.

     20. Change, Waiver, Etc. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
     21. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.
     22. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Hong Kong, without regard to the conflicts of law provisions of the Hong Kong.
     23. Dispute Resolution.
     (a) The parties agree to negotiate in good faith to resolve any dispute between them regarding this Warrant. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company, shall nominate one (1) authorized officer as its representative. The parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one (1) assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.
     (b) In the event the parties are unable to settle a dispute between them regarding this Warrant in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the HKIAC in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the Hong Kong International Arbitration Centre Administered Arbitration Rules; and (ii) the language of the arbitration shall be English. Notwithstanding anything in this Warrant or in the Hong Kong International Arbitration Centre Administered Arbitration Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Holder unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Holder or its affiliates to conduct its respective business operations or to make or dispose of any other investment. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     24. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Preferred Shares issued upon exercise of this Warrant, shall survive any exercise of this Warrant.
[Signature page follows]

Issued this 24 day of June, 2009.
SEALED with the Common Seal of
EASTERN WELL HOLDINGS LIMITED
and SIGNED by

in the presence of:
Address: No. 485-487, Gu Yang Road, Changning
District, Shanghai, China
Fax: 86-21-6631-2459
Acknowledged and Agreed:
CHINA ENVIRONMENT FUND III, L.P.

By:
Name:
Title: Authorized Signatory
Address: A2302, SP Tower, Tsinghua Science Park,
Beijing 100084 China
Fax: 86-10-8215-1150
[Signature Page to Warrant No 2 to Purchase Series A Preferred Shares]

EXHIBIT A
NOTICE OF EXERCISE

To:	EASTERN WELL HOLDINGS LIMITED No. 485-487, Gu Yang Road, Changning District, Shanghai, China Fax: 86-21-6631-2459 Attention: Chief Financial Officer
      1. The undersigned hereby elects to purchase                  Series A Preferred Shares (“Preferred Shares”) pursuant to the terms of the attached Warrant.
     2. The undersigned shall exercise the attached Warrant (i) by means of a cash payment, and tenders herewith, payment in full for the purchase price of the Preferred Shares being purchased, or (ii) by means of a Net Exercise in accordance with the terms of Section 6(b) of said Warrant, together with all applicable taxes, if any.
     3. Please issue a certificate or certificates representing said Preferred Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     4.  The undersigned hereby represents and warrants that the aforesaid Preferred Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B
FORM OF TRANSFER
(To be signed only upon transfer of Warrant)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                           the right represented by the attached Warrant to purchase                      Series A Preferred Shares of EASTERN WELL HOLDINGS LIMITED to which the attached Warrant relates, and appoints                      Attorney to transfer such right on the books of                     , with full power of substitution in the premises.
Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of:

EXHIBIT C
CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT
AUDITOR’S REPORT